Press Release

O2Diesel Selects Energenics Pte Ltd as Exclusive Distributor for Asia Pacific & South Africa for its Cleaner Burning Ethanol Diesel Blend

O2Diesel Corporation (AMEX: OTD) today announced that it has signed a 5-year supply agreement for Asia Pacific & South Africa with Singapore based Energenics Pte Ltd, a wholly owned subsidiary of Energenics Holdings Pte Ltd. Energenics will brand the pioneering cleaner burning fuel as “EnerDiesel — Powered by O2Diesel,” in Asia Pacific & South Africa.

The transaction consists of an investment by Energenics of $1,000,000 to acquire a holding of O2Diesel Corporation's common stock and a five year agreement for the supply O2Diesel’s proprietary fuel technology which replaces the company’s previously announced supply and distribution agreement with Blue Diamond Australia Pty Ltd.

Ronen Hazarika, Managing Director of Energenics commented,” We’ve been working closely with O2Diesel since the start of 2006 on evaluating the potential of O2Diesel’s ethanol-diesel blend in our target markets.   We have also spent considerable resources on independently verifying the technical aspects of this fuel through accredited engine test facilities, analytical laboratories and in field trials with our customers.  The signing of this significant contract is a result of a very successful commercial and technical validation of the product.”

“The results of our cooperation with Energenics has been excellent as Energenics has demonstrated substantial technical competence and commitment to the program.” said Alan Rae Chief Executive Officer of O2Diesel Corporation. ”We are enthusiastic about the potential for these new markets where the need to reduce emissions and reduce imported oil dependency is an important political and economic driver.”

Energenics is committing significant further resources in establishing a dedicated technical team to support the commercial team’s roll out of O2Diesel in the region, initially focusing on centrally refueled transport & mining applications, before expanding into stationary and marine applications. To support the planned expansion of the trial fleets to commercial customers, Energenics has placed orders with O2Diesel for 66,000 litres of O2Diesel additive with further orders anticipated for 2006. These orders are in addition to the 16,600 liters purchased by Energenics earlier this year. The additive will be manufactured at a local site in Asia Pacific by O2Diesel’s manufacturing partner Cognis Gmbh, and then will undergo a final blending step in Singapore by Energenics.

Energenics also has been successful in enabling simple customer conversions to “EnerDiesel - Powered by O2” by providing a full turnkey blending operation at customer’s refueling depots. Specialized on-site ethanol storage tanks are installed along with Energenics’ state-of-the-art computerized blending equipment, which will automatically blend diesel, ethanol and the patented O2Diesel additive into a clear stable solution prior to being dispensed into the tank of the vehicle. Delivering the solution in this manner ensures protection from contaminants in the diesel storage tank and also enables complete independence from the fuel blenders and oil companies. The system also enables future additive or ethanol supplies to be made on an automated just in time basis via its live telemetry reporting function.

The parties entered into a Common Stock and Warrant Purchase Agreement for 1,371,742 shares of O2Diesel’s common stock at a purchase price of $0.729 per share in a private placement, for total proceeds of $1,000,000. As part of the sale, O2Diesel will also issue warrants to purchase 685,871 shares of common stock at an exercise price of $0.972 per share during the period of six months to sixty-six months of issuance. The warrants expire sixty-six months after the date of issuance. Energenics’ obligation to purchase the shares is subject to O2Diesel satisfying certain additional conditions. O2Diesel anticipates that this financing will close within 30 days.

As part of the transaction, upon certain purchases of O2Diesel™, O2Diesel has agreed to sell up to an additional $250,000 of its common stock to Energenics at a purchase price of $0.729 per share for 342,936 shares and to issue warrants to purchase up to 685,871 shares of common stock at an exercise price of $1.1664 per share. These warrants expire sixty-six months after the date of issuance.

The common stock and the warrants will be issued to the accredited investor in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated under the Securities Act.

About O2Diesel: The Company and Its Fuel Technology

O2Diesel Corporation (AMEX:OTD) and its U.S. subsidiary O2Diesel, Inc., is a pioneer in the commercial development of a cleaner-burning diesel fuel alternative that provides exceptional performance and environmental qualities for centrally fueled fleets and off-road equipment of all kinds. Engineered and designed for universal application, O2Diesel(TM) is an ethanol-diesel blend that substantially reduces harmful emissions without sacrificing power and performance. Extensive independent and government-recognized laboratory and in-use field tests have demonstrated the effectiveness of O2Diesel(TM) -- the introduction of this cost-effective, cleaner-burning diesel fuel is now underway in the United States and other global markets. For more information please refer to www.o2diesel.com.

Forward Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding O2Diesel Corporation’s business which are not historical facts are ‘forward-looking statements’ that involve risks and uncertainties. Forward-looking statements are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements, including, without limitation, the failure to obtain adequate financing on a timely basis and other risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of O2Diesel. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital, unexpected costs, failure to gain product approval in the United States or foreign countries for the commercialization and distribution of our products, failure to capitalize upon access to new markets and failure in obtaining the quality and quantity of ethanol necessary to produce our product at competitive prices. O2Diesel disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. “O2Diesel” and “CityHome” are trademarks of O2Diesel Corporation.

Contact:
O2Diesel Corporation
Alan Rae
+1 (302) 266 6000

Or

Alliance Advisors, LLC
Mark McPartland
+1 (914) 244-0062

More About Energenics:

Energenics is a supplier of alternative energy solutions and technologies, providing customers access to switched or phased renewable fuels programmes that enable energy and emission reductions at zero or minimal capital cost compared to existing technologies.

Energenics identifies, invests, sources, validates and commercialises energy technology.

Energenics has a strong customer base comprising transportation groups, mining companies, and port and marine operators throughout the Asia Pacific region. Our goal is to improve the use of conventional energy sources, reduce emissions and ultimately, phase in the use of alternative energy solutions to benefit the environment and their customers.

Energenics’ strategy is to became the Asia Pacific’s first truly integrated supplier of innovative technologies to help meet targets in energy reduction and climate change in mobile and stationary sources.

Ronen Hazarika
Director
Energenics Pte Limited
7 Temasek Boulevard,
Suntec City Tower 1 #04-01A
Singapore 038987
Tel. +65 6415 1650
Fax. +65 6415 1656

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